Exhibit 10.2

JAZZ PHARMACEUTICALS PLC
AMENDED AND RESTATED
2007 NON-EMPLOYEE DIRECTORS STOCK AWARD PLAN
NON-U.S. OPTION GRANT NOTICE
Jazz Pharmaceuticals plc (the “Company”), pursuant to its Amended and Restated 2007 Non-Employee Directors Stock Award Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of Ordinary Shares specified and on the terms set forth below. This option is subject to all of the terms and conditions as set forth in this Non-U.S. Option Grant Notice (the “Grant Notice”) and in the Non-U.S. Option Agreement, including any country-specific Appendix (the “Agreement”), and the Plan, both of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Option #:
Date of Grant:
Vesting Commencement Date:
Number of Ordinary Shares Subject to Option:
Exercise Price (Per Ordinary Share):
Total Exercise Price:
Expiration Date:
Type of Grant:    Nonstatutory Stock Option
Vesting Schedule: Subject to Section 1 of the Agreement and any country-specific Appendix to the Agreement, this option will vest as follows: [______________________________________]
Payment:     By one or a combination of the following items (described in the Agreement):
☒     By cash or check
☒    Pursuant to a Regulation T Program if the Ordinary Shares are publicly traded
☐    By delivery of already-owned Ordinary Shares if the Ordinary Shares are publicly traded
Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of Ordinary Shares and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, (ii) any other specific written agreement between Optionholder and the Company and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting this option, Optionholder consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

JAZZ PHARMACEUTICALS PLC		OPTIONHOLDER
By:
	Signature	Signature
Title:

Date:		Date:

ATTACHMENTS:	Non-U.S. Option Agreement and Amended and Restated 2007 Non-Employee Directors Stock Award Plan
* * * * *
Based on the form of Non-U.S. Option Grant Notice for the Amended and Restated 2007 Non-Employee Directors Stock Option Plan as approved by the Board of Directors of Jazz Pharmaceuticals plc on August 1, 2013.

ATTACHMENT I
NON-U.S. OPTION AGREEMENT
JAZZ PHARMACEUTICALS PLC
AMENDED AND RESTATED
2007 NON-EMPLOYEE DIRECTORS STOCK AWARD PLAN

NON-U.S. OPTION AGREEMENT
(NONSTATUTORY STOCK OPTION)
Pursuant to your Non-U.S. Option Grant Notice (the “Grant Notice”) and this Non-U.S. Option Agreement, including any country‑specific Appendix (the “Agreement”), Jazz Pharmaceuticals plc (the “Company”) has granted you an option under its Amended and Restated 2007 Non-Employee Directors Stock Award Plan (the “Plan”) to purchase the number of Ordinary Shares indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). Except as otherwise explicitly provided in the Grant Notice or this Agreement, in the event of any conflict between the terms in the Grant Notice or this Agreement and the Plan, the terms of the Plan shall control. Capitalized terms not explicitly defined in the Grant Notice or this Agreement but defined in the Plan shall have the same definitions as in the Plan.
The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:
1.VESTING. Subject to Section 9 and the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.
Notwithstanding the foregoing, if you do not stand for reelection at an annual general meeting of the Company’s shareholders (an “Annual Meeting”) in the year in which your term expires or you otherwise resign effective at an Annual Meeting, and, in either case, your Continuous Service terminates at such Annual Meeting, then effective as of the date of such Annual Meeting, the unvested portion, if any, of your option shall become vested and exercisable with respect to the portion of your option that would have vested through the anniversary of the Vesting Commencement Date (as set forth in the Grant Notice) in the year of such Annual Meeting.
2.    NUMBER OF SHARES AND EXERCISE PRICE. The number of Ordinary Shares subject to your option and your exercise price per Ordinary Share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.
3.    METHOD OF PAYMENT. You must pay the full amount of the exercise price for the Ordinary Shares you wish to exercise. You may pay the exercise price in cash or by check

(subject to Section 4) or in any other manner permitted by your Grant Notice, which may include one or more of the following:
(a)    Provided that at the time of exercise the Ordinary Shares are publicly traded, pursuant to a program developed under Regulation T as promulgated by the U.S. Federal Reserve Board that, prior to the issuance of Ordinary Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise,” “same day sale,” or “sell to cover.”
(b)    Provided that at the time of exercise the Ordinary Shares are publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned Ordinary Shares that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of such Ordinary Shares in a form approved by the Company. You may not exercise your option by delivery to the Company of Ordinary Shares if doing so would violate the provisions of any law, regulation or agreement applicable to the, or restricting the redemption of, the Ordinary Shares.
4.    PAYMENT OF PAR (NOMINAL) VALUE. To the extent that any Ordinary Shares issued upon exercise of your option are newly issued Ordinary Shares, you must pay in cash or by check an amount equal to the par value of such number of newly issued Ordinary Shares (rounded up to the nearest whole cent).
5.    WHOLE SHARES. You may exercise your option only for whole Ordinary Shares.
6.    SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the Ordinary Shares issuable upon such exercise are then registered under the Securities Act or, if such Ordinary Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations. The Company shall have no liability to you should your option expire unexercised as a result of the Company’s determination that the exercise of your option does not comply with the applicable laws and regulations governing the option or that the exercise is not in material compliance with such laws and regulations.
7.    TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires, subject to the provisions of Section 5(i) of the Plan, upon the earliest of the following:
(a)    three (3) months after the termination of your Continuous Service for any reason other than your Disability or death or upon a Change in Control (except as otherwise provided in Section 7(c) below); provided, however, that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;
(b)    twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 7(c) below);
(c)    eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than death;
(d)    twelve (12) months after the effective date of a Change in Control if your Continuous Service terminates as of, or within twelve (12) months following the Change in Control (except as otherwise provided in Section 7(c) above);
(e)    the Expiration Date indicated in your Grant Notice; or
(f)    the day before the tenth (10th) anniversary of the Date of Grant.
8.    EXERCISE.
(a)    You may exercise the vested portion of your option during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable Tax-Related Items (defined below) to the Company’s Secretary, stock plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require.
(b)    By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any Tax-Related Items arising by reason of (i) the exercise of your option or (ii) the disposition of Ordinary Shares acquired upon such exercise.
9.    CHANGE IN CONTROL. If you are either (i) required to resign your position as a Non-Employee Director as a condition of a Change in Control, or (ii) removed from your position as a Non-Employee Director in connection with a Change in Control, your option shall become fully vested and exercisable immediately prior to the effectiveness of such resignation or removal (and contingent upon the effectiveness of such Change in Control).
10.    TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.
11.    OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue providing services to the Company or an Affiliate, or of the Company or an Affiliate to continue your services and shall not in any way restrict the Company or an Affiliate to terminate your Continuous Service. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.
12.    TAX WITHHOLDING OBLIGATIONS.
You acknowledge that, regardless of any action taken by the Company or, if different, your employer, if your employer is an Affiliate of the Company (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax‑related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the option, including, but not limited to, the grant, vesting or exercise of the option, the subsequent sale of Ordinary Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.
In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by (i) withholding from proceeds of the sale of Ordinary Shares acquired at exercise of the option either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization) without further consent or (ii) withholding from any cash compensation paid to you by the Company and/or the Employer.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the Ordinary Share equivalent.
Finally, you agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Ordinary Shares or the proceeds of the sale of Ordinary Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

13.    NATURE OF GRANT. In accepting the option, you acknowledge, understand and agree that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)    all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;
(d)    you are voluntarily participating in the Plan;
(e)    the future value of the Ordinary Shares underlying the option is unknown, indeterminable, and cannot be predicted with certainty;
(f)    if the underlying Ordinary Shares do not increase in value, the option will have no value;
(g)    if you exercise the option and acquire Ordinary Shares, the value of such Ordinary Shares may increase or decrease in value, even below the exercise price;
(h)    no claim or entitlement to compensation or damages shall arise from forfeiture of the option resulting from the termination of your Continuous Service; and
(i)    neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the option or of any amounts due to you pursuant to the exercise of the option or the subsequent sale of any Ordinary Shares acquired upon exercise.
14.    NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Ordinary Shares. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
15.    DATA PRIVACY. The Company and any Affiliate may collect, use, process, transfer or disclose your Personal Information for the purpose of implementing, administering and managing your participation in the Plan, in accordance with the Company’s privacy practices. For example, your Personal Information will be transferred to the Company’s stock administration team located in the United States and may be directly or indirectly transferred to E*TRADE or any other third party stock plan service provider as may be selected by the Company, and any other third parties assisting the Company with the implementation, administration and management of the Plan.

For more information on the Company’s privacy practices, log in to your E*TRADE account to view a copy of the Jazz Pharmaceuticals Privacy Notice.
16.    GOVERNING LAW AND VENUE. The option grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to its conflict of law provisions.
For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

17.    LANGUAGE. If you have received this Agreement, or any other document related to the option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
18.    SEVERABILITY. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
19.    APPENDIX. Notwithstanding any provisions in this Agreement, the option grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
20.    NOTICES; ELECTRONIC DELIVERY. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, fourteen (14) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
21.    GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. Except as otherwise explicitly provided herein, in the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

22.    AMENDMENT. Notwithstanding anything in the Plan to the contrary, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
23.    IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the option and on any Ordinary Shares purchased upon exercise of the option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
24.    WAIVER. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Optionholder.
25.    INSIDER TRADING / MARKET ABUSE LAWS. You may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Ordinary Shares are listed and in applicable jurisdictions including the United States and your country or your broker’s country, if different, which may affect your ability to accept, acquire, sell or otherwise dispose of Ordinary Shares, rights to Ordinary Shares (e.g., options) or rights linked to the value of Ordinary Shares under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (a) disclosing the inside information to any third party and (b) “tipping” third parties or causing them otherwise to buy or sell securities (third parties include fellow directors). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.
26.    FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING. You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Ordinary Shares or cash (including dividends and the proceeds arising from the sale of Ordinary Shares) derived from your participation in the Plan, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws of your country may require that you report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You acknowledge that you are responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult your personal legal advisor on this matter.
27.    REPORTING OBLIGATION. If you are a director, shadow director or secretary of the Company or an Irish Affiliate, you must notify the Company or the Irish Affiliate in writing if you receive or dispose of an interest exceeding 1% of the Company (e.g., options, Ordinary Shares), or become aware of the event giving rise to the notification requirement, or if you become a director or secretary if such an interest exceeding 1% of the Company exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor children (whose interests will be attributed to the director, shadow director or secretary, as applicable).
* * * * *
By signing the Non-U.S. Option Grant Notice to which this Non-U.S. Option Agreement is attached, you shall be deemed to have signed and agreed to the terms and conditions of this Non-U.S. Option Agreement.
* * * * *
Based on the form of Non-U.S. Option Agreement for the Amended and Restated 2007 Non-Employee Directors Stock Option Plan as approved by the Board of Directors of Jazz Pharmaceuticals plc on 2 August 2018.

APPENDIX
TO THE
NON-U.S. OPTION AGREEMENT

TERMS AND CONDITIONS
This Appendix contains additional terms and conditions that govern the option granted under the Plan to you if you reside and/or work in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan, the Grant Notice and/or the Agreement.
If you are a citizen or resident of a country other than the one in which you are currently working, transfer employment after the option is granted, or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you.
NOTIFICATIONS
This Appendix contains information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of June 2018. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you exercise the option or sell Ordinary Shares acquired pursuant thereto.
The information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
IRELAND

There are no country-specific provisions.

SWITZERLAND
NOTIFICATIONS
Securities Law Notification. The grant of the options and the issuance of any Ordinary Shares is not intended to be a public offering in Switzerland. Neither this document nor any other materials relating to the options constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the options may be publicly distributed nor otherwise made publicly available in Switzerland. Finally, neither this document nor any other offering or marketing material relating to the options have been or will be filed with, or approved or supervised by, any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).
UNITED KINGDOM
There are no country-specific provisions.

Attachment II

JAZZ PHARMACEUTICALS PLC
AMENDED AND RESTATED
2007 NON-EMPLOYEE DIRECTORS STOCK AWARD PLAN